Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART,

IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD

CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

For immediate release

15 November 2013

Recommended Cash Offer for

Fiberweb plc (“Fiberweb”)

by

PGI Acquisition Limited (“PGI Acquisition”)

(a wholly owned subsidiary of Polymer Group, Inc. (“PGI”))

to be implemented by means of a scheme of arrangement

under Part 26 of the Companies Act 2006

Court confirmation of Reduction of Capital

Fiberweb and PGI Acquisition are pleased to announce that the High Court of Justice in England and Wales has today made an order confirming the reduction of share capital of Fiberweb by the Scheme Shares in connection with the Scheme by which the acquisition of Fiberweb by PGI Acquisition is being implemented. This follows the Court’s sanction of the Scheme at a hearing held on 13 November 2013.

With effect from 5:00 p.m. on 14 November 2013, Fiberweb Shares were temporarily suspended from the Official List and the London Stock Exchange’s main market for listed securities. The listing on the Official List and the admission to trading on the London Stock Exchange’s main market for listed securities of Fiberweb Shares are expected to be cancelled by 8.00 a.m. on 18 November 2013.

All of the conditions set out in the Scheme Document published on 30 September 2013 have now been satisfied, other than the delivery to the Registrar of Companies of a copy of the Reduction Court Order and the associated Statement of Capital, at which point the Scheme will become effective.

It is anticipated that the Scheme will become effective later today. Further details of the expected timetable of principal events are set out below.

Capitalised terms, unless otherwise defined in this announcement, have the meanings given to them in the Scheme Document published on 30 September 2013.

Expected timetable of principal events

All times shown in the following table are London times, unless otherwise stated. The following is the expected timetable only and is subject to change. Please see the Scheme Document for further information about the timetable:

Event	Time and/or date
Effective Date of the Scheme	15 November 2013
Cancellation of admission to trading and listing of Fiberweb Shares on the Main Market of the London Stock Exchange	By no later than 8.00 a.m. on 18 November 2013
Despatch of cheques and crediting of CREST accounts for cash consideration due under the Scheme	By no later than 29 November 2013

Enquiries

Fiberweb	+44 (0) 20 8090 6240

Daniel Dayan, Chief Executive Officer
Kate Miles, Group Finance Director

Lazard (Lead financial adviser to Fiberweb)	+44 (0) 20 7187 2000
Richard Shaw
Aamir Khan

KPMG (Rule 3 adviser to Fiberweb)	+44 (0) 20 7311 1000
Tom Franks
Chris Belsham

Numis (Joint broker to Fiberweb)	+44 (0) 20 7260 1000
Etienne Bottari
Mark Lander

Peel Hunt (Joint broker to Fiberweb)	+44 (0) 20 7418 8900
Justin Jones
Mike Bell

Weber Shandwick Financial (Public relations adviser to Fiberweb)	+44 (0) 20 7067 0700
Nick Oborne
Stephanie Badjonat

PGI	+1 704 697 5100
Joel Hackney, President & Chief Executive Officer
Dennis Norman, Executive Vice President & Chief Financial Officer

Blackstone (Lead financial adviser to PGI)	+44 (0) 20 7451 4000
Stephen Skrenta
Paul O’Donnell
Andrew Dowler (Public relations)

Important Notice

This announcement is for information purposes only, and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction.

Lazard, which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as lead financial adviser to Fiberweb and no one else in connection with the Acquisition, and will not be responsible to anyone other than Fiberweb for providing the protections afforded to clients of Lazard or for providing advice in relation to the Acquisition or other matters referred to in this announcement. Neither Lazard or any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard in connection with the Acquisition, any statement contained herein or otherwise.

KPMG, which is authorised and regulated in the United Kingdom by the FCA for investment business activities, is acting exclusively as Rule 3 adviser to Fiberweb and no one else in connection with the Acquisition, and will not be responsible to anyone other than Fiberweb for providing the protections afforded to clients of KPMG or for providing advice in relation to the Acquisition or other matters referred to in this announcement. Neither KPMG or any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of KPMG in connection with the Acquisition, any statement contained herein or otherwise.

Peel Hunt, which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively for Fiberweb and no one else in connection with the Acquisition, and will not be responsible to anyone other than Fiberweb for providing the protections afforded to clients of Peel Hunt or for providing advice in relation to the Acquisition or other matters referred to in this announcement. Neither Peel Hunt or any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Peel Hunt in connection with the Acquisition, any statement contained herein or otherwise.

Numis, which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively for Fiberweb and no one else in connection with the Acquisition, and will not be responsible to anyone other than Fiberweb for providing the protections afforded to clients of Numis or for providing advice in relation to the Acquisition or other matters referred to in this announcement. Neither Numis or any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Numis in connection with the Acquisition, any statement contained herein or otherwise.

The Acquisition will be made solely by means of the Scheme Document or any document by which the Acquisition is made which will contain the full terms and Conditions of the Acquisition, including details of how to vote in respect of the acquisition.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Fiberweb urges Fiberweb Shareholders to read the Scheme Document because it contains important information relating to the Acquisition.

Overseas shareholders should refer to the sections of the Scheme Document entitled “Overseas jurisdictions” and “Notice to US investors in Fiberweb”, which contain important information relevant to such holders.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested (directly or indirectly) in 1% or more of any class of relevant securities of any party to the offer (other than a cash offeror) must make an Opening Position Disclosure after the commencement of the offer period and, if later, after the announcement that first identifies any offeror (other than a cash offeror). An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of any party to the offer (other than a cash offeror). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the day falling 10 business days after the commencement of the offer period or the announcement that first identifies an offeror (as the case may be). Relevant persons who deal in the relevant securities of any party to the offer (other than a cash offeror) prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is (or as a result of any dealing becomes) interested (directly or indirectly) in 1% or more of any class of relevant securities of any party to the offer (other than a cash offeror) must make a Dealing Disclosure if the person deals in any relevant securities of any party to the offer (other than a cash offeror) during an offer period. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of any party to the offer (other than a cash offeror), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Where two or more persons act pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities, they will normally be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on websites

Copies of this announcement will be available free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on the websites of Fiberweb at www.fiberweb.com and PGI Acquisition at www.polymergroupinc.com.

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